10F-3 Report

                       Sal Bros Global High Income Fund

                       11/01/04           through         05/31/05


     ID         Issuer Name                  Trade Date Selling Dealer
        Total Amount   Purchase Price % Received by Fund % of Issue(1)
........................................................................



78Chesapeake Energy Corp (Mat=06/15/15)       12/1/2004 Deutsche Bank
              1,350,000.00  99.05          0.225%            2.007%
264Las Vegas Sands Corp (due 2015)              2/3/2005 Goldman Sachs
                975,000.00  99.09          0.390%           16.000%
268Tribal Gaming (Mohegan) 10 Yr (6 7/8 2/15/2015)
                                               2/3/2005Bank of America
                625,000.00   100           0.417%           13.333%
340Levi (Floating Rate Note)                   3/7/2005Bank of America
                300,000.00   100           0.079%            3.684%
400Chesapeake Energy Corp. (Mat=01/15/16)     4/13/2005Lehman Brothers
                125,000.00   99.07         0.021%            3.333%
515HCA Inc 6 3/8 (due 01/15/15)              11/16/2004JP Morgan
                400,000.00   99.67         0.053%            2.667%










































                                   10F-3 Report

                        Sal Bros Global High Income Fund

                11/01/04           through               05/31/05


   ID  Issuer Name Trade Date Selling Dealer Total Amount Purchase Price
                  % Received by Fund % of Issue (1)

...........................................................................
(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


       Other Participant Accounts  Issue Amount Total Received
                                                  All Funds
78 -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                  10,690,000.00 600,000,000.00 12,040,000.00

264 -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                  39,025,000.00 250,000,000.00 40,000,000.00
268 -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                  19,375,000.00 150,000,000.00 20,000,000.00

34  -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                  13,700,000.00 380,000,000.00 14,000,000.00
400 -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                  19,875,000.00 600,000,000.00 20,000,000.00
515 -Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
                 19,600,000.00 750,000,000.00 20,000,000.00